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Letter to the Securities and Exchange Commission from Ernst & Young LLP

                                                         Exhibit 16.1


December 14, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K, dated December 8, 2005, of Seneca Foods Corporation and are in agreement with the statements contained in Paragraphs 2, 3, 4 and 6 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Regarding the registrant's statement concerning the lack of internal control to prepare financial statements included in the third paragraph on page 2 therein, we had considered such matters in determining the nature, timing and extent of procedures preformed in our audit of the registrant's 2005 financial statements.

                                                Very truly yours,



                                                /s/Ernst & Young LLP